EXHIBIT 3.1
FAX AUDIT NO. H93000010368

ARTICLES OF INCORPORATION OF
MCG DIVERSIFIED, INC.

The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I

The name of me corporation shall be MCG DIVERSIFIED, INC.

ARTICLE II

The term of existence of the corporation is perpetual.

ARTICLE III

The corporation may transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

ARTICLE IV

The corporation is authorized to issue 1,000 shares of common stock, par value $1.00 per share.

ARTICLE V

The principal office address and the mailing address of the corporation is 12000 4th St. N., #123, St. Petersburg, FL 33716. The street address of the initial registered office of the corporation is Suite 264, 4521 P.G.A.. Blvd., Palm Beach Gardens, Florida 33418, and the name of the initial registered agent at such address is American Barristers Corp.

ARTICLE VI

The Corporation shall have one director, initially. The number of directors may be increased or decreased from time to time, by bylaws adopted by the stockholders, but sha11 never be less than one.

Prepared by: American Barrister Corp.	FAX AUDIT NO. H93000010368
4521 P.G.A. Blvd., Suite 264
Palm Beach Gardens, FL 33418
(407) 837-3360

FAX AUDIT NO. H93000010368

ARCTIC LE VII

The name and post office address of the member of the first Board of Directors is Marguerite Godels, 12000 4th N., #123, St. Petersburg, FL 33716.

ARTICLE VIII

The name and address of the incorporator is American Barristers Corp., Suite 264, 4521 P.G.A. Blvd. Palm Beach Gardens, FL 33418.

ARTICLE IX

The Corporation shall be deemed to commence its existence upon the date of filing of these Articles of Incorporation.

IN WITNESS WHEREOF, we have subscribed our names this 29th day of December 1993.

/s/ ROBERT C. HACKNEY
Robert C. Hackney

STATE OF FLORIDA

COUNTY OF PALM BEACH

On this 29th day of December, 1993, before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personally appeared Robert Hackney ( ) personally known to me or (x) hasproduced Fla. Driver License as identification, the person whose name is subscribed to the within instrument, and he acknowledged that he executed the same for the purposes therein contained. IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ CANDACE L. BALL
Candace L. Ball
Notary Public - State of Florida
My Commission Expires: Aug. 01, 1997

Prepared by: American Barrister Corp.	FAX AUDIT NO. H93000010368
4521 P.G.A. Blvd., Suite 264
Palm Beach Gardens, FL 33418
(407) 837-3360

FAX AUDIT NO. H93000010368

ACCEPTANCE BY REGISTERED AGENT

Having been named to accept service of process for the abovenamed corporation, at the office stated above, I hereby agree to comply with the provisions relative to keeping said office open.

Date: Dec. 29, 1993	AMERICAN BARRISTERS CORP.
/s/ ROBERT C. HACKNEY
Robert C. Hackney, President

Prepared by: American Barrister Corp.	FAX AUDIT NO. H93000010368
4521 P.G.A. Blvd., Suite 264
Palm Beach Gardens, FL 33418
(407) 837-3360